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As filed with the Securities and Exchange Commission on April 25, 2002

Registration No. 333-84748

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST COMMUNITY FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

WASHINGTON	91-1277503
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

721 College Street S.E., P.O. Box 3800, Lacey, Washington 98509 (360) 459-1100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

First Community Bancorp Employee Stock Option and Restricted Stock Award Plan (1989),
as amended

First Community Bancorp 1992 Stock Option Plan for Nonemployee Directors

First Community Financial Group 1994 Stock Option Plan for Nonemployee Directors,
as amended

First Community Financial Group, Inc. Employee Stock Option Plan (1999)
Northwest Community Bank Employee Stock Option Plan

Prairie Security Bank Incentive Stock Option and Nonstatutory Stock Option Plan

(Full title of plans)

Copies of communications to:

KIMBERLY F. STEPHAN, ESQ.	KEN F. PARSONS
Graham & Dunn P.C. 1420 Fifth Avenue, 33rd Floor Seattle, Washington 98101 (206) 340-9615	Chairman and Chief Executive Officer 721 College Street S.E., P.O. Box 3800 Lacey, Washington 98509 (360) 459-1100

PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The documents listed below are incorporated by reference in the Registration Statement. In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") prior to Registrant's filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

        (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, ("Exchange Act"), which contains audited financial statements for the most recent fiscal year for which such statements have been filed.

        (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

        (c) The description of the Common Shares contained in the Registration Statement on Form S-4/A, filed with the Commission on November 29, 1996 (Registration No. 333-15321), including any amendments or reports filed for the purpose of updating such description.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        The validity of the shares offered pursuant to the Plans will be passed upon by Graham & Dunn PC, 1420 Fifth Avenue, 33rd Floor, Seattle, Washington 98101.

Item 6. Indemnification of Directors and Officers.

        The Registrant's Articles of Incorporation provide that a director shall not be personally liable to the Registrant or its shareholders for monetary damages for conduct as a director, except for liability of a director for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) conduct which violates applicable provisions of the Washington Business Corporation Act pertaining to unpermitted distributions to shareholders or loans to directors, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled, and further provides that if the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act as so amended. The Registrant's Bylaws provide that the Registrant will indemnify any individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if (a) the individual acted in good faith, and (b) the individual reasonably believed (i) in the case of conduct in the individual's official capacity within the corporation, that the individual's conduct was in its best interests, and (ii) in all other cases, that the individual's conduct was at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe that the individual's conduct was unlawful.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Graham & Dunn PC, Registrant's legal counsel, regarding legality of the Common Stock being registered, as amended.
23.1	Consent of Graham & Dunn PC (included in Exhibit 5.1).
23.2	Consent of Knight Vale & Gregory, PLLC.
23.3	Consent of McGladrey & Pullen, LLP.
24.1	Powers of Attorney (see the Signature Page).*
99.1	First Community Bancorp Employee Stock Option and Restricted Stock Award Plan (1989).*
99.2	First Community Bancorp 1992 Stock Option Plan for Nonemployee Directors.*
99.3	Form of Option Agreement under 1992 Stock Option Plan for Nonemployee Directors.*
99.4	First Community Financial Group 1994 Stock Option Plan for Nonemployee Directors, as amended.
99.5	Form of Option Agreement under 1994 Stock Option Plan for Nonemployee Directors, as amended.*
99.6	First Community Financial Group, Inc. Employee Stock Option Plan (1999).*
99.7	Northwest Community Bank Employee Stock Option Plan.
99.8	Prairie Security Bank Incentive Stock Option and Nonstatutory Stock Option Plan.

*
Previously Filed

Item 9. Undertakings.

        A. The undersigned Registrant hereby undertakes:

    1)
    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (iii)
      To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

  2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the 1933 Act, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lacey, State of Washington, on April 24, 2002.

FIRST COMMUNITY FINANCIAL GROUP, INC.

By:	/s/ KEN F. PARSONS Ken F. Parsons President and Chief Executive Officer

        Pursuant to the requirements of the 1933 Act, this Amendment has been signed by the following persons in the capacities indicated on April 24, 2002.

Name	Title

/s/ KEN F. PARSONS Ken F. Parsons	President, Director and C.E.O. (Principal Executive Officer)
/s/ JAMES F. ARNESON James F. Arneson	Executive Vice President and C.F.O. (Principal Financial and Accounting Officer)
/s/ E. PAUL DETRAY* E. Paul DeTray	Director
/s/ A. RICHARD PANOWICZ* A. Richard Panowicz	Director
/s/ MICHAEL N. MURPHY* Michael N. Murphy	Director
/s/ PATRICK L. MARTIN* Patrick L. Martin	Director
*By:	/s/ JAMES F. ARNESON
James F. Arneson, Attorney-In-Fact*

INDEX OF EXHIBITS

Exhibit Number	Description
5.1	Opinion of Graham & Dunn PC, Registrant's legal counsel, regarding legality of the Common Stock being registered.
23.1	Consent of Graham & Dunn PC (included in Exhibit 5.1).
23.2	Consent of Knight Vale & Gregory PLLC.
23.3	Consent of McGladrey & Pullen, LLP.
24.1	Powers of Attorney (see the Signature Page).*
99.1	First Community Bancorp Employee Stock Option and Restricted Stock Award Plan (1989), as amended.
99.2	First Community Bancorp 1992 Stock Option Plan for Nonemployee Directors.*
99.3	Form of Option Agreement under 1992 Stock Option Plan for Nonemployee Directors.*
99.4	First Community Financial Group 1994 Stock Option Plan for Nonemployee Directors, as amended.
99.5	Form of Option Agreement under 1994 Stock Option Plan for Nonemployee Directors, as amended.*
99.6	First Community Financial Group, Inc. Employee Stock Option Plan (1999).*
99.7	NORTHWEST COMMUNITY BANK EMPLOYEE STOCK OPTION PLAN.
99.8	PRAIRIE SECURITY BANK INCENTIVE STOCK OPTION AND NONSTATUTORY STOCK OPTION PLAN.

*
Previously Filed

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PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURES
INDEX OF EXHIBITS